Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 12, 2026, with respect to the consolidated financial statements of OnKure Therapeutics, Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

Denver, Colorado

June 5, 2026